Exhibit 4.2

EXECUTION VERSION

TWENTY-THIRD SUPPLEMENTAL INDENTURE

Dated as of November 30, 2017

Supplementing that Certain

INDENTURE

Dated as of November 21, 2011

Among

EXPRESS SCRIPTS HOLDING COMPANY

THE GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee and Calculation Agent

FLOATING RATE SENIOR NOTES DUE 2020

This Twenty-Third Supplemental Indenture, dated as of November 30, 2017 (this “Twenty-Third Supplemental Indenture”), among Express Scripts Holding Company, a corporation organized and existing under the laws of the State of Delaware, having its principal office at One Express Way, St. Louis, Missouri (herein called the “Company”), the Guarantors party hereto and Wells Fargo Bank, National Association, a national banking association, as Trustee (herein called the “Trustee”) and Calculation Agent hereunder, supplements that certain Indenture, dated as of November 21, 2011, among the Company, the Guarantors and the Trustee (the “Base Indenture” and, together with this Twenty-Third Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

A. The Company, certain subsidiaries of the Company, as guarantors, and the Trustee have entered into the Base Indenture, which provides for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series as provided for in the Base Indenture.

B. The Base Indenture provides that the Securities of each series shall be in substantially the form set forth in the Base Indenture, or in such other form as may be established by or pursuant to a Board Resolution and set forth in an Officers’ Certificate or in one or more supplemental indentures thereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have notations, legends or endorsements required by law, stock exchange or automated quotation system on which the Securities may be listed, quoted or designated for issuance, agreements to which the Company is subject, if any, or usage or as may, consistent therewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

C. The Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, a new series of Securities to be known as the “Floating Rate Senior Notes due 2020” pursuant to the terms of this Twenty-Third Supplemental Indenture and substantially in the form set forth in Appendix A hereto (together with the Exhibits thereto, the “Appendix”), in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture, and with such notations, legends or endorsements required by law, stock exchange or automated quotation system on which the Securities may be listed, quoted or designated for issuance, agreements to which the Company is subject, if any, or usage or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

D. Upon the terms and subject to the conditions contained herein, the Company hereby appoints Wells Fargo Bank, National Association as its Calculation Agent and the Calculation Agent hereby accepts such appointment as the Company’s agent for the purpose of calculating the interest rates on the Securities in the manner and at the times provided in the Securities and this Twenty-Third Supplemental Indenture.

ARTICLE I

Issuance of Securities

SECTION 1.1. Issuance of Securities; Principal Amount; Maturity; Title.

(1) On November 30, 2017, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, the Initial Securities substantially in the form set forth in the Appendix, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and with such notations, legends or endorsements required by law, stock exchange or automated quotation system on which the Securities may be listed, quoted or designated for issuance, agreements to which the Company is subject, if any, or usage or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

(2) Pursuant to the terms hereof and Section 3.1 of the Base Indenture, the Company hereby creates a series of Securities designated as the “Floating Rate Senior Notes due 2020” of the Company (including both the Initial Securities and any Additional Securities (as defined below), the “Securities”), which Securities shall be deemed “Securities” for all purposes under the Indenture.

(3) The Initial Securities to be issued pursuant to this Twenty-Third Supplemental Indenture shall be issued in the aggregate principal amount of $400,000,000 and shall mature on November 30, 2020 unless the Securities are redeemed prior to that date as described in Section 4.1 of this Twenty-Third Supplemental Indenture. The aggregate principal amount of Initial Securities Outstanding at any time may not exceed $400,000,000 except for Securities issued, authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 of the Base Indenture and except for any Securities which, pursuant to Section 3.3 of the Base Indenture, are deemed never to have been authenticated and delivered; provided that the Company may without the consent of the Holders, issue additional Securities hereunder as part of the same series and on the same terms and conditions (except for the issue date, issue price and, in some cases, the first Interest Payment Date) (and having the same Guarantors) as the Initial Securities (“Additional Securities”); provided further, however, that in the event any Additional Securities are not fungible with the relevant Securities for U.S. federal income tax purposes, such Additional Securities shall be issued with a separate CUSIP number so that they are distinguishable from relevant Securities.

(4) The Securities shall be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000.

SECTION 1.2. Interest.

(1) Interest on the Securities shall be payable quarterly in arrears on March 1, May 30, August 30 and November 30 of each year, beginning on March 1, 2018 (each such date, an “Interest Payment Date”). Interest on the Securities shall accrue from and including November 30, 2017 to, but excluding, the first Interest Payment Date and then from and including the immediately preceding Interest Payment Date to which interest has been paid or provided for to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be (each such period, an “Interest Period”), and shall be paid to Holders of record on the LIBOR Business Day (as defined below) immediately before the respective Interest Payment Date. The amount of accrued interest that the Company shall pay for any Interest Period can be calculated by multiplying the face amount of the Securities then outstanding by an accrued Interest Factor (as defined below). This accrued Interest Factor is computed by adding the Interest Factor calculated for each day from and including November 30, 2017, or from and including the most recent Interest Payment Date to which interest has been paid and provided for, to but excluding the applicable Interest Payment Date. The “Interest Factor” for each day is computed by dividing the Interest Rate (as defined below) on the Securities applicable to that day by 360.

The rate of interest on the Securities shall be reset quarterly by the Calculation Agent. The Trustee shall initially act as the Calculation Agent. The Calculation Agent shall set the initial Interest Rate on the Securities on November 30, 2017, and reset the Interest Rate on each Interest Payment Date, each of which is referred to as an “Interest Reset Date.” The Interest Rate in effect on any particular day shall be the Interest Rate determined with respect to the latest Interest Reset Date that occurs on or before that day. If any Interest Reset Date would otherwise be a day that is not a LIBOR Business Day, the Interest Reset Date shall be postponed to the next day that is a LIBOR Business Day, except that, if that day falls in the next succeeding calendar month, the Interest Reset Date shall be the immediately preceding LIBOR Business Day.

The Interest Rate on the Securities for a particular Interest Period shall be a per annum rate equal to three-month LIBOR as determined on the Interest Determination Date (as defined below) plus 0.750% (the “Interest Rate”). The “Interest Determination Date” for an Interest Period with respect to the Securities shall be the second LIBOR Business Day preceding the Interest Reset Date. Promptly upon determination, the Calculation Agent shall inform the Trustee and the Company of the Interest Rate for the Securities for the next Interest Period. If any Interest Determination Date would fall on a day that is not a LIBOR Business Day, the Interest Determination Date shall be postponed to the next succeeding LIBOR Business Day, except that, if that day falls in the next succeeding calendar month, the Interest Determination Date shall be the immediately preceding LIBOR Business Day.

If any Interest Payment Date, other than the Maturity Date, for the Securities falls on a day that is not a LIBOR Business Day, then such Interest Payment Date shall be postponed to the next day that is a LIBOR Business Day, except that, if that LIBOR Business Day falls in the next succeeding calendar month, then, unless it relates to interest payable at maturity, the Interest Payment Date shall be the immediately preceding LIBOR Business Day. If the Maturity Date of the Securities falls on a day that is not a LIBOR Business Day, then the related payment of principal and interest shall be made on the next day that is a LIBOR Business Day with the same effect as if made on the date that the payment was first due, and no interest shall accrue on the amount so payable for the period from the Maturity Date.

“three-month LIBOR” shall mean the rate determined by the Calculation Agent in accordance with the following provisions:

(a) With respect to any Interest Determination Date, three-month LIBOR shall be the rate for deposits in U.S. dollars having a maturity of three months commencing on the first day of the applicable Interest Period that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then three-month LIBOR, with respect to that Interest Determination Date, shall be determined in accordance with the provisions described in clause (b) below.

(b) With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page, as specified in clause (a) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Company, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time. If at least two quotations are provided, then three-month LIBOR on such Interest Determination Date shall be the arithmetic mean of such quotations. If fewer than two such quotations are provided, then three-month LIBOR on such Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Company for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described in this sentence, three-month LIBOR determined as of such Interest Determination Date shall be three-month LIBOR in effect with respect to the immediately preceding Interest Period.

(2) Upon request from any Holder of Securities, the Calculation Agent shall provide the Interest Rate in effect for the Securities for the current Interest Period and, if it has been determined, the Interest Rate to be in effect for the next Interest Period.

(3) All percentages resulting from any calculation of the Interest Rate for the Securities shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculation on the Securities shall be rounded to the nearest cent (with one-half cent being rounded upward). Each calculation of the Interest Rate on the Securities by the Calculation Agent shall (in the absence of manifest error) be final and binding on the Holders, the Trustee and the Company.

(4) The Interest Rate on the Securities shall in no event (i) be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application or (ii) be lower than zero.

(5) The Calculation Agent shall not be liable for any error resulting from the use of or reliance on a source of information used in good faith and with due care to calculate any Interest Rate hereunder.

(6) The Place of Payment for this Security shall be the corporate trust office of the Trustee at 150 East 42nd Street, 40th Floor, New York, NY 10017. Notwithstanding the foregoing, (i) payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary and (ii) the Company shall make all payments in respect of a Definitive Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof as such address appears in the Security Register; provided, however, that payments on a Definitive Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept).

(7) Neither the Company nor the Trustee shall impose any service charge for any transfer or exchange of a Security. However, the Company may ask Holders of the Securities to pay any taxes or other governmental charges in connection with a transfer or exchange of Securities.

SECTION 1.3. Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture shall constitute, and are hereby expressly made, a part of this Twenty-Third Supplemental Indenture. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Twenty-Third Supplemental Indenture, the provisions of this Twenty-Third Supplemental Indenture shall govern and be controlling; provided, however, that the forms and provisions of this Twenty-Third Supplemental Indenture modify and amend the terms of the Base Indenture only with respect to the Securities.

SECTION 1.4. Calculation Agent.

(1) In addition to the rights, protections and indemnities provided to the Trustee and Calculation Agent under the Indenture, the Calculation Agent shall have no liability or responsibility for the action or inaction of the Trustee nor shall the Trustee have any liability or responsibility for any action or inaction of the Calculation Agent.

(2) In the absence of gross negligence or willful misconduct, the Calculation Agent shall have no liability or responsibility for the inability to determine any rate, if a rate or corresponding information is unavailable to the Calculation Agent or any failure to perform a calculation as a result of such rate or information being unavailable.

(3) In addition, all of the rights, protections and indemnities afforded the Trustee under the Indenture shall apply to and be afforded to the Calculation Agent. The Calculation Agent shall only perform such calculations as expressly required hereunder and shall not be liable for any additional calculations.

(4) Further, the Calculation Agent:

(a)	shall not be liable for any act or omission by it unless such act or omission constitutes gross negligence or willful misconduct; in no event shall the Calculation Agent be liable to a holder, the Company or any third party for special, punitive, indirect or consequential damages, including but not limited to lost profits, irrespective of whether the Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action arising in connection with this Indenture;

(b)	shall have no duties or obligations other than those specifically set forth herein or as may be subsequently agreed to in writing between the Calculation Agent and the Company;

(c)	makes no representations and has no responsibility for the validity, sufficiency, value or genuineness of any of the certificates or the Securities represented thereby;

(d)	shall not be obligated to take any action hereunder which might in the Calculation Agent’s judgment involve any risk of expense, loss or liability, unless it shall have been furnished with indemnity and/or security satisfactory to it;

(e)	may consult with counsel it selects, including in-house counsel, with respect to any questions relating to its duties and responsibilities and the advice or opinion of such counsel, or any opinion of counsel to the Company provided to the Calculation Agent shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by the Calculation Agent hereunder in accordance with the advice or opinion of such counsel; and

(f)	may perform any duties hereunder either directly or by or through agents and attorneys and the Calculation Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(5) The Company further agrees to indemnify the Calculation Agent for, and to hold it harmless against, any and all loss, liability, damage, claim, cost or expense, including attorneys’ fees and expenses and court costs (including the costs and expenses of defending against any claim of liability, regardless of who asserts such claim), incurred by the Calculation Agent that arises out of or in connection with its accepting appointment as, or acting as, Calculation Agent hereunder, except such losses, liabilities, damages, claims, costs or expenses as may result from the gross negligence or willful misconduct of the Calculation Agent or any of its agents or employees as finally adjudicated by a court of competent jurisdiction. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Company for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, instruction or other instrument or document believed by the Calculation Agent to be valid, genuine and sufficient. The Calculation Agent shall be reimbursed pursuant to any fee arrangement in place with the Trustee and the Company or any additional fee arrangement as may be entered into between the parties. The provisions of this paragraph shall survive the termination of this Indenture and the resignation or removal of the Calculation Agent.

(6) Any entity into which the Calculation Agent may be merged or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any entity succeeding to all or substantially all the corporate trust assets or business of the Calculation Agent shall be the successor Calculation Agent under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding. Notice of any such merger, consolidation or sale shall forthwith be given to the Company and the Trustee.

(7) The Calculation Agent, its officers, directors, employees and shareholders may become the owners of, or acquire any interest in, any Security, with the same rights that it or they would have if it were not the Calculation Agent, and may engage or be interested in any financial or other transaction with the Company as freely as if it were not the Calculation Agent.

(8) The Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Company, specifying the date on which its resignation shall become effective; provided, however, that such date shall not be earlier than 30 days after the receipt of such notice by the Company, unless the Company agrees to accept shorter notice. The Calculation Agent may be removed at any time by the filing with it of an instrument in writing signed by the Company and specifying such removal and the date it shall become effective, which shall not be earlier than 30 days after receipt of such by the Calculation Agent. Such resignation or removal shall take effect upon the date of the appointment by the Company, as hereinafter provided, of a successor calculation agent. If within 30 days after notice of resignation or removal has been given, a successor calculation agent has not been appointed, the Calculation Agent may, at the expense of the Company, petition a court of competent jurisdiction to appoint a successor calculation agent. A successor calculation agent shall be appointed by the Company by an instrument in writing signed on behalf of the Company and the successor calculation agent. Upon the appointment of a successor calculation agent and acceptance by it of such appointment, the Calculation Agent so succeeded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the payment by the Company of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable and documented out-of-pocket expenses incurred in connection with the services rendered by it hereunder and to the payment of all other amounts owed to it hereunder.

ARTICLE II

Definitions and Other Provisions of General Application

SECTION 2.1. Definitions.

The terms defined in this Section 2.1 (except as herein otherwise expressly provided or unless the context of this Twenty-Third Supplemental Indenture otherwise requires) for all purposes of this Twenty-Third Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 2.1. All other terms used in this Twenty-Third Supplemental Indenture that are defined in the Base Indenture or the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Twenty-Third Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture or the Trust Indenture Act, as the case may be, as in force at the date of this Twenty-Third Supplemental Indenture as originally executed; provided that any term that is defined in both the Base Indenture and this Twenty-Third Supplemental Indenture shall have the meaning assigned to such term in this Twenty-Third Supplemental Indenture.

“Additional Securities” has the meaning specified in Section 1.1(3).

“Appendix” has the meaning specified in the recitals to this Twenty-Third Supplemental Indenture.

“Calculation Agent” means Wells Fargo Bank, National Association unless and until such time as a successor is appointed pursuant to Section 1.4(8). The Company may change the Calculation Agent without notice to Holders.

“Definitive Security” means a certificated Security.

“Designated LIBOR Page” means the Reuters screen “LIBOR01” page, or any successor page on Reuters selected by the Company, or if the Company determines that no such successor page shall exist on Reuters, an equivalent page on any successor service selected by the Company.

“Initial Securities” means Securities in an aggregate principal amount of up to $400,000,000 initially issued under this Twenty-Third Supplemental Indenture in accordance with Section 1.1(3).

“Interest Determination Date” has the meaning specified in Section 1.2(1).

“Interest Factor” has the meaning specified in Section 1.2(1).

“Interest Payment Date” has the meaning specified in Section 1.2(1).

“Interest Rate” has the meaning specified in Section 1.2(1).

“Interest Reset Date” has the meaning specified in Section 1.2(1).

“LIBOR Business Day” means any day (1) that is not a Saturday or Sunday, (2) on which dealings in deposits in U.S. dollars are transacted in the London interbank market and (3) that is not a day on which banking institutions are generally authorized or obligated by law to close in The City of New York or the city of London.

“Maturity Date” means November 30, 2020.

“Securities” has the meaning specified in Section 1.1(2).

“three-month LIBOR” has the meaning specified in Section 1.2(1).

ARTICLE III

Security Forms

SECTION 3.1. Form Generally.

(1) Provisions relating to the Initial Securities are set forth in the Appendix, which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form of Exhibit 1 to the Appendix. The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system on which the Securities may be listed, quoted or designated for issuance, agreements to which the Company is subject, if any, or usage or as may, consistent herewith, be determined by the officers executing such Securities (execution thereof to be conclusive evidence of such approval). Each Security shall be in fully registered form and shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix are part of the terms of this Twenty-Third Supplemental Indenture. The Guarantees shall be in substantially the form set forth in Exhibit 2 to the Appendix.

(2) The Securities shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any automated quotation system or securities exchange upon which the Securities may be quoted or listed) on which the Securities may be quoted or listed, as the case may be, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

ARTICLE IV

Redemption of Securities

SECTION 4.1. Optional Redemption. At any time on or after December 3, 2018, the Securities shall be redeemable, in whole or in part, at the option of the Company at any time and from time to time (upon not more than 60 nor less than 15 days prior notice to the Holders) at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

SECTION 4.2. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of the Securities, the Company shall, at least 20 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the aggregate principal amount of Securities to be redeemed. For the avoidance of doubt, the Redemption Price shall be determined by the Company and provided to the Trustee.

SECTION 4.3. Redemption Date. If any Redemption Date falls on a day that is not a Business Day in The City of New York, the Company will make the required payment of principal, premium, if any, and/or interest on the next succeeding Business Day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after such Redemption Date to such next succeeding Business Day.

ARTICLE V

Supplemental Indentures

SECTION 5.1. Supplemental Indentures Without Consent of Holders.

Section 9.1 of the Base Indenture shall not be applicable to the Securities.

Without seeking the consent of any Holders, the Company, together with the Trustee, at any time and from time to time, may modify and amend the Base Indenture, this Twenty-Third Supplemental Indenture and the terms of the Securities to:

(1) allow the Company’s or any Guarantor’s successor (or successive successors) to assume the Company’s or such Guarantor’s obligations under the Base Indenture, this Twenty-Third Supplemental Indenture and the Securities pursuant to the provisions under Article VIII or Section 13.15 of the Base Indenture;

(2) add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power conferred upon the Company under this Twenty-Third Supplemental Indenture, the Base Indenture or the Securities;

(3) add any additional Events of Default;

(4) secure the Securities;

(5) provide for a successor Trustee with respect to the Securities and add to or change any of the provisions of the Base Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11 of the Base Indenture;

(6) add or release a Guarantor as required or permitted by the Indenture;

(7) cure any ambiguity, defect or inconsistency;

(8) amend the provisions of the Base Indenture or this Twenty-Third Supplemental Indenture relating to the transfer or legending of the Securities; provided that (i) compliance with the Base Indenture or this Twenty-Third Supplemental Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (ii) such amendment does not adversely affect the interests of the Holders of the Securities or owners of beneficial interests in Securities; or

(9) make any other amendment or supplement to the Base Indenture, this Twenty-Third Supplemental Indenture or the Securities, as long as that amendment or supplement does not adversely affect the interests of the Holders of any Securities in any material respect (to be evidenced by an Opinion of Counsel).

No amendment to cure any ambiguity, defect or inconsistency in the Base Indenture, this Twenty-Third Supplemental Indenture or the Securities made solely to conform the provisions of the Base Indenture, this Twenty-Third Supplemental Indenture or the Securities to any description of the Securities in the offering circular or prospectus therefor, to the extent that such provision in the offering circular or prospectus was intended to be a verbatim recitation of a provision of the Base Indenture, this Twenty-Third Supplemental Indenture or the Securities, shall be deemed to adversely affect the interests of the Holders of any Securities.

SECTION 5.2. Supplemental Indentures With Consent of Holders.

Section 9.2 of the Base Indenture shall not be applicable to the Securities.

The Company, together with the Trustee, may modify and amend this Twenty-Third Supplemental Indenture, the Base Indenture and the terms of the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities; provided that no modification or amendment may, without the consent of each affected Holder of each Security:

(1) change the Stated Maturity of the principal of, or any installment of or interest on, the Securities;

(2) reduce the principal amount of, or any premium, if any, or rate of interest on, the Securities;

(3) reduce any amount payable upon the redemption of the Securities or, except as expressly provided elsewhere in the Indenture, change the time at which the Securities may be redeemed pursuant to Section 4.1 hereof;

(4) change any Place of Payment where, or the currency in which, any principal of, or premium, if any, or interest on, the Securities are payable;

(5) impair the right of any Holder of a Security to receive payment of principal of or interest on such Holder’s Security on or after the Stated Maturity or Redemption Date or to institute suit for the enforcement of any payment on, or with respect to, any Security on or after the Stated Maturity or Redemption Date;

(6) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for modification or amendment of the Base Indenture or this Twenty-Third Supplemental Indenture, for any waiver (of compliance with certain provisions of this Indenture or waiver of certain defaults hereunder and their consequences) provided for in this Indenture;

(7) release any Guarantor from any of its obligations under its Guarantee or the Base Indenture or this Twenty-Third Supplemental Indenture other than in accordance with the terms thereof or hereof; or

(8) modify any of the above provisions.

In addition, any modification or amendment to, or waiver of, the provisions in the Indenture and the terms of the Securities that relate to the items set forth in Section 10.10 of the Base Indenture shall require the written consent of at least a majority in principal amount of the Outstanding Securities.

In addition, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities may, on behalf of the Holders of all of the Securities, waive any past default under the Base Indenture or this Twenty-Third Supplemental Indenture and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any Securities or in respect of a covenant or provision that under the Base Indenture or this Twenty-Third Supplemental Indenture cannot be modified or amended without the consent of each Holder. In addition, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities may, on behalf of the Holders of all Securities, waive compliance with the Company’s covenants described under Sections 10.8 and 10.9 of the Base Indenture.

ARTICLE VI

Covenants

SECTION 6.1. Limitations on Liens

With respect to the Securities, Section 10.8 of the Base Indenture is hereby amended to replace Section 10.8(7) with the following:

(7) Liens existing on the date of this Twenty-Third Supplemental Indenture securing Indebtedness or other obligations of the Company or any of its Subsidiaries;

SECTION 6.2. Additional Guarantors

Section 10.11 of the Base Indenture is hereby amended to add the following:

Notwithstanding the preceding paragraphs, the Securities shall not be required to be guaranteed by any Subsidiaries that are “controlled foreign corporations” (or any subsidiaries of such “controlled foreign corporations”) as defined in the Internal Revenue Code of 1986, as amended.

ARTICLE VII

Miscellaneous.

SECTION 7.1. Governing Law; Waiver of Jury Trial

THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE, THE GUARANTEES AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE AND THE CALCULATION AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE, THE GUARANTEES, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 7.2. Supplemental Indenture May be Executed in Counterparts.

This Twenty-Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Twenty-Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Twenty-Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Twenty-Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 7.3. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Third Supplemental Indenture to be duly executed all as of the day and year first above written.

EXPRESS SCRIPTS HOLDING COMPANY

By:	/s/ Timothy C. Wentworth
	Name:	Timothy C. Wentworth
	Title:	President and Chief Executive Officer

EXPRESS SCRIPTS, INC.
MEDCO HEALTH SOLUTIONS, INC.

By:	/s/ David Queller
	Name:	David Queller
	Title:	President

[Signature Page to Twenty-Third Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE AND CALCULATION AGENT

By	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[Signature Page to Twenty-Third Supplemental Indenture]

APPENDIX

EXHIBIT 1

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

EXPRESS SCRIPTS HOLDING COMPANY

FLOATING RATE SENIOR NOTE DUE 2020

Principal Amount (US)$

No.

CUSIP NO. 30219G AS7

ISIN NO. US30219GAS75

Express Scripts Holding Company, a corporation organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                  United States Dollars (U.S.$                 ) on November 30, 2020 and to pay interest thereon, from November 30, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, which shall be, March 1, May 30, August 30 and November 30 of each year, commencing March 1, 2018, as described on the reverse hereof, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the LIBOR Business Day immediately before the relevant Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Company shall pay interest on overdue principal at the rate borne by this Security, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

The Place of Payment for this Security shall be the corporate trust office of the Trustee at 150 East 42nd Street, 40th Floor, New York, NY 10017, or as otherwise provided in the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all payments in respect of a Definitive Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof as such address appears on the Security Register; provided, however, that payments on a Definitive Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept).

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

EXPRESS SCRIPTS HOLDING COMPANY

By:
Name:
Title:

Attest:

By:
Name:
Title:

[Signature Page – Floating Rate Note]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

(1) Indenture. This Security is one of a duly authorized issue of securities of the Company designated as its “Floating Rate Senior Notes due 2020” (herein called the “Securities”), issued under a Twenty-Third Supplemental Indenture, dated as of November 30, 2017, to an indenture, dated as of November 21, 2011 (as it may be amended or supplemented from time to time in accordance with the terms thereof and herein with the Twenty-Third Supplemental Indenture, collectively, the “Indenture”), between the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and Calculation Agent, to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The aggregate principal amount of Initial Securities Outstanding at any time may not exceed $400,000,000 in aggregate principal amount, except for Securities issued, authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 of the Base Indenture and except for any Securities which, pursuant to Section 3.3 of the Base Indenture, are deemed never to have been authenticated and delivered. The Twenty-Third Supplemental Indenture pursuant to which this Security is issued provides that Additional Securities may be issued thereunder, if certain conditions are met.

The Indenture contains covenants that limit the ability of the Company and any Restricted Subsidiary to create liens on assets and to engage in sale/leaseback transactions. The Indenture also contains covenants that limit the ability of the Company to consolidate, merge or transfer all or substantially all of its assets. These covenants are subject to important exceptions and qualifications.

All terms used in this Security which are defined in the Indenture (including in the Appendix thereto) shall have the meanings assigned to them in the Indenture. In the event of a conflict or inconsistency between this Security and the Indenture, the provisions of the Indenture shall govern.

(2) Interest.

(a) Interest on the Securities shall be payable quarterly in arrears on March 1, May 30, August 30 and November 30 of each year (each such date, an “Interest Payment Date”), beginning on March 1, 2018. Interest on the Securities shall accrue from and including November 30, 2017 to, but excluding, the first Interest Payment Date and then from and including the immediately preceding Interest Payment Date to which interest has been paid or provided for to, but excluding, the next Interest Payment Date or the maturity date, as the case may be (each such period, an “Interest Period”), and shall be paid to Holders of record on the LIBOR Business Day (as defined below) immediately before the respective Interest Payment Date. The amount of accrued interest that the Company shall pay for any Interest Period can be calculated by multiplying the face amount of the Securities then outstanding by an accrued Interest Factor (as defined below). This accrued Interest Factor is computed by adding the Interest Factor calculated for each day from and including November 30, 2017, or from and including the most recent Interest Payment Date to which interest has been paid and provided for, to but excluding the applicable Interest Payment Date. The “Interest Factor” for each day is computed by dividing the Interest Rate (as defined below) on the Securities by 360.

The rate of interest on the Securities shall be reset quarterly by the Calculation Agent. The Trustee shall initially act as the Calculation Agent. The Calculation Agent shall set the initial Interest Rate on the Securities on November 30, 2017, and reset the Interest Rate on each Interest Payment Date, each of which is referred to as an “Interest Reset Date.” The Interest Rate in effect on any particular day shall be the Interest Rate determined with respect to the latest Interest Reset Date that occurs on or before that day. If any Interest Reset Date would otherwise be a day that is not a LIBOR Business Day, the Interest Reset Date shall be postponed to the next day that is a LIBOR Business Day, except that, if that day falls in the next succeeding calendar month, the Interest Reset Date shall be the immediately preceding LIBOR Business Day. A “LIBOR Business Day” is any day (1) that is not a Saturday or Sunday, (2) on which dealings in deposits in U.S. dollars are transacted in the London interbank market and (3) that is not a day on which banking institutions are generally authorized or obligated by law to close in The City of New York or the city of London.

The Interest Rate on the Securities for a particular Interest Period shall be a per annum rate equal to three-month LIBOR as determined on the Interest Determination Date (as defined below) plus 0.750% (the “Interest Rate”). The “Interest Determination Date” for an Interest Period with respect to the Securities shall be the second LIBOR Business Day preceding the Interest Reset Date. Promptly upon determination, the Calculation Agent shall inform the Trustee and the Company of the Interest Rate for the Securities for the next Interest Period. If any Interest Determination Date would fall on a day that is not a LIBOR Business Day, the Interest Determination Date shall be postponed to the next succeeding LIBOR Business Day, except that, if that day falls in the next succeeding calendar month, the Interest Determination Date shall be the immediately preceding LIBOR Business Day.

If any Interest Payment Date, other than the maturity date, for the Securities falls on a day that is not a LIBOR Business Day, then such Interest Payment Date shall be postponed to the next day that is a LIBOR Business Day, except that, if that LIBOR Business Day falls in the next succeeding calendar month, then, unless it relates to interest payable at maturity, the Interest Payment Date shall be the immediately preceding LIBOR Business Day. If the maturity date of the Securities falls on a day that is not a LIBOR Business Day, then the related payment of principal and interest shall be made on the next day that is a LIBOR Business Day with the same effect as if made on the date that the payment was first due, and no interest shall accrue on the amount so payable for the period from the maturity date.

“three-month LIBOR” shall mean the rate determined by the Calculation Agent in accordance with the following provisions:

(i) With respect to any Interest Determination Date, three-month LIBOR shall be the rate for deposits in U.S. dollars having a maturity of three months commencing on the first day of the applicable Interest Period that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then three-month LIBOR, with respect to that Interest Determination Date, shall be determined in accordance with the provisions described in clause (ii) below.

(ii) With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page, as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Company, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time. If at least two quotations are provided, then three-month LIBOR on such Interest Determination Date shall be the arithmetic mean of such quotations. If fewer than two such quotations are provided, then three-month LIBOR on such Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Company for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described in this sentence, three-month LIBOR determined as of such Interest Determination Date shall be three-month LIBOR in effect with respect to the immediately preceding Interest Period.

“Designated LIBOR Page” means the Reuters screen “LIBOR01” page, or any successor page on Reuters selected by the Company, or if the Company determines that no such successor page shall exist on Reuters, an equivalent page on any successor service selected by the Company.

(b) Upon request from any Holder of the Securities, the Calculation Agent shall provide the Interest Rate in effect for the Securities for the current Interest Period and, if it has been determined, the Interest Rate to be in effect for the next Interest Period.

(c) All percentages resulting from any calculation of the Interest Rate for the Securities shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculation on the Securities shall be rounded to the nearest cent (with one-half cent being rounded upward). Each calculation of the Interest Rate on the Securities by the Calculation Agent shall (in the absence of manifest error) be final and binding on the Holders, the Trustee and the Company.

(d) The Interest Rate on the Securities shall in no event (i) be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application or (ii) be lower than zero.

(3) Optional Redemption. At any time on or after December 3, 2018, the Securities shall be redeemable, in whole or in part, at the option of the Company at any time and from time to time (upon not more than 60 nor less than 15 days prior notice to the Holders) at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

(4) Mandatory Redemption. Except as provided in Section 5 below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

(5) Change of Control Triggering Event. In the event of a Change of Control Triggering Event, the Holders may require the Company to purchase for cash all or a portion of their Securities at a purchase price equal to 101% of the aggregate principal amount of the Securities repurchased, plus accrued and unpaid interest, if any, pursuant to the provisions of Section 10.10 of the Base Indenture.

(6) Global Security. If this Security is a Global Security, then the transfer and exchange of this Security or beneficial interests herein shall be effected through the Depositary in accordance with the Indenture (including applicable restrictions on transfer set forth therein, if any) and the procedures of the Depositary therefor. The Security Registrar shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Depositary’s procedures.

(7) Defaults and Remedies. If an Event of Default with respect to this Security occurs and is continuing, the principal of and any unpaid premium and interest on (or, if this Security is an Original Issue Discount Security, such portion of the principal amount of such Securities as may be specified in the terms thereof) all Outstanding Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The Holders of at least a majority in principal amount of the Outstanding Securities may rescind or annul that acceleration if all Events of Default with respect to the Securities other than the non-payment of accelerated principal have been cured or waived as provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, and, among other things, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made a written request to the Trustee to pursue a remedy in respect of such Event of Default as Trustee. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any amounts due on the Securities on or after the respective due dates expressed herein.

(8) Discharge and Defeasance. Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of the Company’s and the Guarantors’ obligations under the Securities, the Guarantees and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

(9) Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or such other Security. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Security affected.

Notwithstanding any other provision of the Indenture or this Security, the Holder of this Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.7 of the Base Indenture) interest on any such Security on the Stated Maturity date expressed herein (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

(10) Denomination, Registration and Transfer. The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable only upon surrender of this Security for registration of transfer. Upon surrender for registration of transfer of this Security at the office or agency of the Company in a Place of Payment for this Security, the Company, if the requirements of the Indenture are met, shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of authorized denominations and of like tenor and aggregate principal amount, and having endorsed thereon a Guarantee executed by the Guarantors.

If the requirements of this Indenture are met, then, at the option of the Holder, Securities may be exchanged for other Securities, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive, and having endorsed thereon a Guarantee executed by the Guarantors. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and none of the Company, the Guarantors or the Trustee or other such agent shall be affected by notice to the contrary.

(11) Guarantee. Payment of this Security is jointly and severally and fully and unconditionally guaranteed by the Guarantors that have become and continue to be Guarantors pursuant to the Indenture. Guarantors may be released from their obligations under the Indenture and their Guarantees under the circumstances specified under the Indenture.

(12) No Recourse Against Others. None of the Company’s or any Guarantor’s past, present or future directors, officers, employees or shareholders, as such, shall have any liability for any of the Company’s or any Guarantor’s obligations under the Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the issuance of the Securities.

(13) Governing Law. THE INDENTURE, THIS SECURITY AND ANY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Holder upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Express Scripts Holding Company

One Express Scripts Way

St. Louis, Missouri 63121

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenant in common)

TEN ENT (= tenants by the entireties (Cust))

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

UNIF GIFT MIN ACT (= under Uniform Gifts to Minors Act )

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 10.10 of the Indenture, check the box:  ☐

☐  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 10.10 of the Indenture, state the amount in principal amount: $                            .

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2

FORM OF GUARANTEE

For value received, each of the Guarantors (which term includes any successor Person under the Indenture) has jointly and severally and fully and unconditionally guaranteed, to the extent set forth in the Indenture, among the Company, the Guarantors and the Trustee and subject to the provisions in the Indenture, (a) the due and punctual payment in full when due of the principal of, premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company and (b) in case of any extension of time of payment or renewal of any Obligations (with or without notice to the Guarantor), that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XIII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee, including provisions for the release thereof. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for the purpose of such provisions.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Twenty-Third Supplemental Indenture, dated as of November 30, 2017, among the Company, the Guarantors and the Trustee.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:	]

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